PROSPECTUS SUPPLEMENT                       This Prospectus Supplement, filed
FOR THE PERIOD ENDING                       pursuant to Rule 424(b)(3),
MARCH 31, 1997 TO                           relates to Registration Statement
PROSPECTUS DATED                            33-54804-01 and the Prospectus
OCTOBER 19, 1993                            dated October 19, 1993





                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                            Washington, D.C.  20549





                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  April 15, 1997





                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
            (Exact name of registrant as specified in its charter)





Delaware                               0-23108              Not Applicable
--------                               -------              --------------
(State of                              (Commission          (IRS Employer
organization)                          File Number)         Identification No.)



c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                              19720
---------------------------------------------------------
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (302) 323-7184





                               Not Applicable
                  -----------------------------------------
               (Former address, if changed since last report)



                                  Page 1 of 90
                         Index to Exhibits is on page 6

Item 5.  Other Events
         ------------

A)  Series 1993-1:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1993-1, which is attached as Exhibit 20(a) hereto.

B)  Series 1993-2:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C)  Series 1993-3:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D)  Series 1994-1:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1994-1, which is attached as Exhibit 20(d) hereto.

E)  Series 1994-2:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(e) hereto.

F)  Series 1994-3:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(f) hereto.

G)  Series 1994-A:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(g) hereto.

H)  Series 1995-1:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(h) hereto.

I)  Series 1995-2:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1995-2, which is attached as Exhibit 20 (i) hereto.

J)  Series 1995-3:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(j) hereto.

K)  Series 1996-1:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(k) hereto.

L)  Series 1996-2:
    -------------

On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(l) hereto.

M)  Series 1996-3:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(m) hereto.

N)  Series 1996-4:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders Statement for the March 1997 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(n) hereto.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

(c) Exhibits

Exhibit No.     Description
-----------     -----------

20(a) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1994-1.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1994-2.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1994-3.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1994-A.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1995-1.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1995-2.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1995-3.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1996-1.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1996-2.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1996-3.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1996-4.

                                   SIGNATURES



        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                      DISCOVER CARD MASTER TRUST I
                               (Registrant)

                        By: GREENWOOD TRUST COMPANY
                            as originator of the Trust


                        By:         John J. Coane
                            --------------------------------
                            John J. Coane
                            Vice President, Director of
                            Accounting and Treasurer





Date: April 15, 1997

                                EXHIBIT INDEX



Exhibit No.     Description
-----------     -----------
20(a)           Monthly Certificateholders' Statement, related to the Due
                Period ending March 31, 1997, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1994-1.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1994-2.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1994-3.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1994-A.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1995-1.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1995-2.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1995-3.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1996-1.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1996-2.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1996-3.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1996-4.